Exhibit 1.1

ALLY FINANCIAL INC.

Underwriting Agreement

Standard Provisions (Debt Securities)

Dated September 16, 2020

From time to time, Ally Financial Inc., a Delaware corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I.

The Company proposes to issue from time to time Senior Notes (the “Debt Securities”) to be issued pursuant to the provisions of the Indenture dated as of July 1, 1982 (the “Indenture”), as amended, between the Company and The Bank of New York Mellon, as trustee (successor trustee to Morgan Guaranty Trust Company of New York) (in such capacity, the “Trustee”). The Debt Securities will have varying designations, maturities, rates and times of payment of interest, selling prices and redemption terms. Particular terms of any series of Debt Securities will be contained in an Underwriting Agreement. The Debt Securities identified in any particular Underwriting Agreement are herein referred to as “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the file number of which is contained in the Underwriting Agreement) relating to the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 of the Securities Act. Such registration statement (and any post-effective amendments thereto, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement” and the related prospectus covering the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is referred to herein as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Securities is hereinafter referred to as the “Prospectus” and the term “Preliminary Prospectus” means any preliminary form of the Prospectus. If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the Securities Act (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. Any references to the “Registration Statement,” the “Preliminary Prospectus” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to Item 12 of Form S-3 which were filed under the

Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and references to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, that are deemed to be incorporated by reference therein. The term “Permitted Free Writing Prospectus” as used herein means the documents identified as such in the applicable Underwriting Agreement.

II.

The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement is entered into as in the Representative’s judgment is advisable. The terms of the public offering of the Securities are set forth in the Prospectus.

III.

Payment for the Securities shall be made by wire transfer of immediately available funds, to the account specified by the Company to the Representative, on the Closing Date at the time and place set forth in the Underwriting Agreement, upon delivery to the Representative for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representative shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Securities are herein referred to as the Closing Date.

IV.

The several obligations of the Underwriters hereunder are subject, in the discretion of the Representative, to the following conditions:

(a) All representations, warranties and other statements of the Company contained in this Agreement are as of the date of this Agreement, and at all times during the offering of the Securities will be, true and correct in all material respects, disregarding any qualifications contained therein regarding materiality.

(b) The statements contained in certificates delivered by the officers of the Company pursuant to the provisions of this Agreement will be accurate as of the date of such certificates.

(c) The Representative shall have received on the Closing Date a certificate, dated the Closing Date, of the Chief Financial Officer or Treasurer of the Company to the effect that: (i) the representations and warranties in this Agreement are true and correct in all material respects, disregarding any qualifications contained herein regarding materiality, as if made on and as of the Closing Date and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date (after giving effect to the offering of the Securities and the other transactions contemplated by the Disclosure Package), (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, no proceedings for such purpose shall be pending before or, to such officer’s knowledge, threatened by the Commission, and (iii) subsequent to the date as of which information is given in the Disclosure Package (as amended or supplemented), as of the date of such certificate, there has not been any change in such information that would have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean, with respect to the Company, a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries, taken as a whole.

(d) The Representative shall have received on the Closing Date an opinion of Counsel of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A.

(e) The Representative shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel to the Company, dated the Closing Date, substantially to the effect set forth in Exhibit B.

(f) The Representative shall have received on the Closing Date an opinion of counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(g) The Company shall at all times during the offering of the Securities have performed in all material respects all of its obligations hereunder and thereunder required to have been performed.

(h) No restraining order shall have been issued and no litigation shall have been commenced or threatened with respect to the offering of the Securities or with respect to any of the transactions in connection with, or contemplated by, the offering of the Securities, the Disclosure Package, any other written communications furnished by or with the written consent of the Company to potential investors in the Securities (each a “Company Supplemental Communication”) (in each case, as amended or supplemented, if amended or supplemented), or this Agreement before any agency, court or other governmental body of any jurisdiction.

(i) As of the execution of this Agreement and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Underwriters “comfort letters”, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance reasonably satisfactory to the Representative.

(j) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(k) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company or any of its subsidiaries, the Securities or any other debt or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced (other than an announcement with positive implications of a possible upgrading or otherwise in connection with any upgrade) that it has under surveillance or review its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than any asset-backed security or mortgage-backed security issued or guaranteed by the Company or any of its subsidiaries).

(l) At the Closing Date, the Representative shall have received an executed copy of this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”), which all shall be in full force and effect.

(m) On or prior to the Closing Date, the Securities shall be eligible for clearance and settlement through the applicable Book-Entry Transfer Facility.

V.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a) During the period beginning with the Applicable Time and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), to furnish to the Representative as many copies of any Permitted Free Writing Prospectus, any Company Supplemental Communication and the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Representative may reasonably request.

(b) During the Prospectus Delivery Period, before distributing any amendment or supplement to the Registration Statement or the Prospectus with respect to the Securities, to furnish the Representative and counsel for the Underwriters a copy of the proposed Prospectus, amendment or supplement for review, and will not distribute any such proposed Prospectus, amendment or supplement to which the Representative reasonably objects.

(c) If during the Prospectus Delivery Period, either (i) any event shall have occurred as a result of which the Prospectus or the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, in order to comply with applicable law, the Company will (A) notify the Representative on behalf of the Underwriters to suspend offers and sales of the Securities and if notified by the Company, each Underwriter shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance, and will provide to each Underwriter a copy thereof via electronic mail in “.pdf” format.

(d) To use its reasonable best efforts to cooperate with the Representative and counsel for the Underwriters in connection with the qualification or registration of the Securities for offer and sale under the state securities, or “Blue Sky,” laws of such jurisdictions as the Representative may reasonably request and will maintain such qualification in effect for as long as may be necessary to complete the sale of the Securities pursuant to this Agreement; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction, or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) The Company will make generally available to its security holders and to the Underwriters as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158(c) under the Securities Act) of the Registration Statement with respect to each sale of Securities. If such fiscal quarter is the last fiscal quarter of the Company’s fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

(f) During the Prospectus Delivery Period, to notify the Underwriters promptly (i) of the occurrence of any event which could cause the Company to modify, withdraw or terminate the offering of the Securities, (ii) of any proposal or requirement to amend or supplement the Disclosure Package, the Prospectus or any Company Supplemental Communications, (iii) of the filing of any amendment or supplement to the Registration Statement or Prospectus, (iv) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality concerning the offering of the Securities, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act, (vi) any litigation or administrative action or claim with respect to the offering of the Securities and (vii) any other information relating to the offering of the Securities which the Underwriters may from time to time reasonably request.

(g) The Company will (i) in respect of the Securities, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the Securities Act, and (ii) take such steps as it deems necessary to ascertain promptly whether the Permitted Free Writing Prospectus transmitted for filing under Rule 433 of the Securities Act were received for filing by the Commission and, in the event that any was not, it will promptly file the relevant Permitted Free Writing Prospectus.

(h) Before making, preparing, using, authorizing, approving or referring to any Company Supplemental Communications, the Company will furnish to the Representative and counsel for the Underwriters a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(i) During the period from the date hereof through and including the Closing Date, the Company will not, without prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of in a capital markets transaction, any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) The Company will cooperate with the Representative and use commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company (“DTC”) in the United States, and Euroclear Bank, SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) outside of the United States, as applicable.

(k) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption “Use of Proceeds.”

VI.

(a) The Company represents and warrants to each Underwriter as of the date of the Underwriting Agreement and as of the Closing Date that:

(i) the Company has been duly formed and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package. The Company is duly qualified as a foreign corporation to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(ii) [Reserved].

(iii) the Company has all necessary corporate power and authority and it has taken all necessary corporate action to authorize the issuance and sale of the Securities.

(iv) the Securities will be in the form contemplated by the Indenture and will conform in all material respects to the descriptions thereof contained in the Prospectus; the Securities have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to the Underwriters in accordance with the terms hereof, will be duly executed, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or remedies generally, the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

(v) [Reserved].

(vi) the Indenture conforms, and the Securities will conform, in all material respects to the respective descriptions thereof contained in the Disclosure Package.

(vii) the Company is not and, after giving effect to the offering and the receipt of the proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

(viii) this Agreement has been duly authorized, executed and delivered by the Company.

(ix) the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(x) [Reserved].

(xi) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder.

(xii) as of the date hereof, at the respective effective date of the Registration Statement and each amendment thereto and at each deemed effective date with respect to underwriters relating to the offering of the Securities contemplated by this Agreement pursuant to Rule 430B(f)(2) under the Securities Act (each a “Deemed Effective Date”), the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(xiii) as of the date of the Prospectus and at the Closing Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xiv) at the Applicable Time, the Disclosure Package did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xv) no issuer free writing prospectus (as defined in Rule 433 under the Securities Act) includes any information that conflicts in any material respect with the information contained in the Registration Statement or the Prospectus; notwithstanding the foregoing, the representations and warranties herein shall not apply to statements in or omissions from the Prospectus or an issuer free writing prospectus (a) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in such Prospectus or an issuer free writing prospectus, or (b) any information contained in any “free writing prospectus” (as defined under Rule 405 of the Securities Act) (including any issuer free writing prospectus) prepared by or on behalf of any Underwriter(s), except to the extent such information has been accurately extracted from the Prospectus or any issuer free writing prospectus prepared by or on behalf of the Company, or otherwise provided in writing by the Company and included in such free writing prospectus prepared by or on behalf of any Underwriter(s).

(xvi) the Registration Statement has become effective upon filing; the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement for the offering and sale of the Securities, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(xvii) (A) (1) at the respective times the Registration Statement and each amendment thereto became effective, (2) at each Deemed Effective Date, (3) as of the Applicable Time and (4) at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations under the Securities Act and under the Trust Indenture Act; (B) the Preliminary Prospectus complied, at the time it was filed with the Commission and as of the Applicable Time, in all material respects with the Securities Act and the rules and regulations under the Securities Act; (C) the Prospectus will comply, as of the date that such document is filed with the Commission and as of the Closing Date, in all material respects with the Securities Act and the rules and regulations under the Securities Act; and (D) the Indenture at each Deemed Effective Time and at the Closing Date did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations under the Trust Indenture Act.

(xviii) (A) (1) at the time of filing of the Registration Statement and (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B) (1) at the time of filing of the Registration Statement, (2) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (3) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(xix) (A) to the knowledge of the Company, there has not been threatened or instituted and there is not pending before any court, agency, authority or other tribunal any action, suit or proceeding by any government or governmental, regulatory or administrative agency or authority or by any other person, domestic or foreign, or any judgment, order or injunction entered, enforced or deemed applicable by any such court, authority, agency or tribunal which challenges or seeks to make illegal, directly or indirectly restrains or prohibits, the offer and sale of the Securities or the other transactions contemplated by this Agreement and (B) the Company has filed the Registration Statement with the Commission and such Registration Statement is effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before, or, to the knowledge of the Company, threatened by, the Commission.

(xx) except as otherwise disclosed in the Disclosure Package or the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package or the Prospectus, there has been no Material Adverse Effect or any development involving a prospective Material Adverse Effect.

(xxi) no consent, approval, authorization or filing with or other order of any court, regulatory body administrative agency or other government body is required on the part of the Company, except such as may already have been obtained, taken or made and except for the registration of the Securities under the Securities Act, any required filing with FINRA, compliance with the securities or “Blue Sky” laws of various jurisdictions, and such other consents, approvals, authorizations or filings with or other order of any court, regulatory body, administrative agency or other governmental body as are set forth in the Prospectus.

(xxii) neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event had occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of either (B) or (C) for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) the offer and sale of the Securities and all other actions and transactions contemplated in the Disclosure Package and the Company Supplemental Communications (in each case, as amended or supplemented, if amended or supplemented) and the execution, delivery of, and the performance of the Company’s obligations under the Transaction Documents, (x) will not require any consent, approval, authorization or filing with or other order of any court, regulatory body, administrative agency or other governmental body, except such as may have already been obtained, taken or made; and (y) will not conflict with, result in a breach or violation or imposition of any material lien, charge or encumbrance upon, any property or assets of the Company pursuant to (i) the certificate of incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which in the case of either (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(xxiv) the Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.

(xxv) no events exist which would constitute an event of default under the Securities or the Indenture.

(xxvi) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus nor used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the Securities Act and otherwise in compliance with the Securities Act.

(xxvii) Deloitte & Touche LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the notes thereto) as of December 31 of the fiscal years ended 2019 and 2018, and for each of the years in the three-year periods ending December 31, 2019, 2018 and 2017, incorporated by reference in the Disclosure Package, are independent public or certified accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP have been approved by the appropriate audit committee of the Company.

(xxviii) the financial statements, together with the related schedules and notes, included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data included or incorporated by reference from the Company’s Annual Report on Form 10-K for the most recently ended fiscal year that has been filed with the Commission fairly present the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Securities Act to the extent applicable) that are not included as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxix) (A) the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the Company’s internal control over financial reporting includes policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the consolidated financial statements and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s auditors and the appropriate audit committee of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

(xxx) the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxi) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxii) none of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxiii) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(xxxiv) the Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and the deposit accounts of the Company’s subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC.

(xxxv) (A) to the knowledge of the Company, there has been no material security breach or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clause (A) or (B) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent in all material respects with standards and practices as issued by the Federal Reserve Board.

(xxxvi) each of the representations and warranties set forth in this Agreement will be true and correct on and as of the date hereof and the Closing Date, with the same effect as if made on each such date (except to the extent that a representation or warranty is by its terms made as of a specified date, in which case such representation shall be true and correct only on and as of such date).

The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Securities. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Article IV hereof, counsel to the Company and counsel for the Underwriters, will rely upon the accuracy and truth of the representations contained in this Agreement and hereby consent to such reliance.

(b) Except as otherwise agreed by the Company and specified in an Underwriting Agreement with respect to the Securities, each of the Underwriters, severally and not jointly, represents, warrants and covenants to the Company that:

(i) it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the Securities Act (including, for the avoidance of doubt, customary Bloomberg communication by the Underwriters to potential purchasers in connection with the preliminary pricing of the offering (or such other Bloomberg communications by the Underwriters as may be approved in advance by the Company)); provided, that, if so specified in the Underwriting Agreement or the Company shall otherwise so notify the Underwriters in writing, the Underwriter will make no offer relating to the Securities that will constitute a free writing prospectus as defined in Rule 405 under the Securities Act, other than (1) a Permitted Free Writing Prospectus and (2) customary Bloomberg communication by the Underwriters to potential purchasers in connection with the preliminary pricing of the offering or such other Bloomberg communications by the Underwriters as may be approved in advance by the Company (and not required to be filed by the Company pursuant to Rule 433 under the Securities Act), without the prior written consent of the Company. Any free writing prospectus or Permitted Free Writing Prospectus prepared by or on behalf of such Underwriter will only be used by such Underwriter if it complies in all material respects with the requirement of the Securities Act.

(ii) this Agreement has been duly authorized and validly executed and delivered by such Underwriter.

(iii) the Underwriters shall make offers and sales of the Securities only to such persons and in such manner as is contemplated by the Prospectus. Offers and sales of the Securities will be made only by the Underwriters or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each of the Underwriters have and will comply with the applicable laws and regulations in each jurisdiction in which it offers, sells or delivers the Securities or distributes any Prospectus or Disclosure Package.

(iv) each of the Underwriters will deliver to each subsequent purchaser who buys Securities directly from an Underwriter or an affiliate of an Underwriter, in connection with their original placement of the Securities, a copy of the Disclosure Package and the Prospectus, as amended and supplemented at the date of such delivery; and will not form contracts for sale with any prospective investor prior to the delivery to such prospective investor of the final pricing term sheet in the form set forth in Schedule I hereto and identified as a Permitted Free Writing Prospectus; provided that the delivery obligations under this paragraph (iv) shall be deemed to be satisfied if the Disclosure Package and Prospectus are at such time filed with the Commission and available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

VII.

The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Underwriter and each of such Underwriter’s and such person’s directors, officers, employees, agents and controlled affiliates (within the meaning of Rule 405 under the Securities Act) against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or the Disclosure Package, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by an Underwriter to the Company expressly for use in the Registration Statement, the Prospectus, any issuer free writing prospectus or the Disclosure Package or any amendment or supplement thereto; provided, however, that the foregoing indemnity agreement with respect to the Disclosure Package shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter where (i) a reasonable period of time prior to the Applicable Time the Company shall have notified such Underwriter that the Disclosure Package (as it existed prior to the Applicable Time) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in the Disclosure Package or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) and such corrected Disclosure Package or issuer free writing prospectus was provided to such Underwriter a reasonable amount of time in advance of the Applicable Time such that the corrected Disclosure Package or issuer free writing prospectus could have been provided to such person prior to the Applicable Time, (iii) such corrected Disclosure Package or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Applicable Time, and (iv) such loss, claim, damage or liability would not have occurred had the corrected Disclosure Package or issuer free writing prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, and the Company’s and such person’s officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any issuer free writing prospectus (as defined in Rule 433 under the Securities Act), the Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of the Underwriter, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case as to the Registration Statement, any issuer free writing prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus entitled “Underwriting” or any amendment or supplement thereto, only with respect to the names of the underwriters appearing on the front and back cover page of the Preliminary Prospectus or the Prospectus, if any, the names of the Underwriters, amount of any selling concession and reallowance and any discussion of any stabilization activities, over allotment activities, penalty bids or similar types of activities appearing under the heading “Underwriting” in the Preliminary Prospectus or the Prospectus, or was otherwise made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Underwriter through the Representative expressly for use in the Registration Statement, any issuer free writing prospectus, the Disclosure Package, the Prospectus, or is contained in any free writing prospectus that is not a Permitted Free Writing Prospectus prepared by or on behalf of the Underwriter (except to the extent such information has been accurately extracted from the Prospectus or any issuer free writing prospectus prepared by or on behalf of the Company), or any amendment or supplement thereto.

Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each director and officer of the Company and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Company against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction, or which may be made against them arising out of, or in connection with, the breach of such Underwriter of any of the terms, conditions, agreements and representations of Section (b)(i) of Article VI of this Agreement.

If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding; provided, however, that in the event the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of any such proceeding, the indemnified party shall then be entitled to retain counsel reasonably satisfactory to itself and the indemnifying party shall pay the reasonable fees and disbursements of such counsel relating to the proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any finding of fault, culpability or failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under this Article VII, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party thereunder as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if such contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified person as a result of the losses, claims, damages and liabilities referred to herein shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified person in connection with any such action or claim. Notwithstanding the provisions of this paragraph, in no event shall an Underwriter be required to contribute an amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds to the amount of any damages that such Underwriter has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this paragraph are several in proportion to their respective purchase obligations hereunder and not joint.

The indemnity agreements contained in this Article VII and the representations and warranties of the Company and the Underwriters in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party’s behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Securities.

VIII.

The Representative on behalf of the Underwriters may terminate this Agreement (upon consultation with the Company) by notice to the Company, at any time prior to the time on the Closing Date at which payment would otherwise be due under this Agreement to the Company if, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, (i) there has occurred any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect, except as described in the Disclosure Package (exclusive of any amendment or supplement thereto), which, in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Prospectus, or (ii) any condition specified in Article IV hereof shall not have been fulfilled when and as required to be fulfilled, or (iii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development in political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to proceed with the offering, sale or delivery of the Securities or to enforce contracts for the sale of the Securities, or (iv) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any other Governmental Entity, or (v) a banking moratorium has been declared by the United States or New York authorities or a material disruption has occurred in commercial banking or securities settlement and clearance services in the United States.

IX.

The Company and each Underwriter acknowledge and agree that, except to the extent expressly set forth herein, each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated by this Agreement (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, the Company or any other person. Each Underwriter represents and warrants to the Company that, except as previously disclosed in writing to the Company, neither the Underwriter nor any affiliate thereof, to the best of their respective knowledge, has any current arrangement with any third party which would permit such Underwriter or any such affiliate to benefit financially, directly or indirectly, from the Underwriter’s participation in the determination of the terms of the offering, including the pricing of the Securities. Additionally, each Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

X.

This Agreement shall be binding upon the Underwriters and the Company, and inure solely to the benefit of the Underwriters and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

XI.

Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative and shall be directed c/o the Representative at its address, or facsimile number set forth below by its signature. Notices to the Company shall be directed to the Company at Ally Detroit Center, 500 Woodward Ave., Floor 10, Detroit, Michigan 48226, Attn: General Counsel, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Ave., New York, New York 10017, Attention: John B. Meade. All such notices shall be effective on receipt.

XII.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Securities.

XIII.

(a) If, at the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Disclosure Package, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Disclosure Package or the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Article XIII, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-ninth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-ninth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Article XIII shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as and to the extent set forth in Article XIV hereof and except that the indemnification provisions hereof shall not terminate and shall remain in effect, provided that any defaulting Underwriter shall have no rights thereunder.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

XIV.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) all fees and expenses related to the preparation, printing, mailing and publishing of the Registration Statement, the Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus (in each case, as amended or supplemented, if amended or supplemented), (ii) all fees and expenses of the Company’s counsel and accountants, (iii) all advertising charges incurred with the prior consent of the Company, (iv) all expenses incident to the issuance and delivery of the Securities (including printing and engraving costs), (v) all filing fees, including FINRA filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Securities under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions reasonably designated by the Underwriters, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the rating agencies, and (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC in the United States, and Euroclear and Clearstream outside the United States, as applicable, for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement. DTC, Euroclear and Clearstream are referred to herein collectively as the “Book-entry Transfer Facilities” and, individually as a “Book-entry Transfer Facility.” In the event that any Underwriter is authorized to incur and does actually incur any such fees and expenses on behalf of the Company, the Company will reimburse such Underwriter for such fees, whether or not the transactions contemplated hereby are consummated.

If (i) this Agreement is terminated pursuant to Article VIII, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters, or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out of pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

XV.

The Representative represents and warrants that it has the power and authority to enter into this Agreement for and on behalf of each of the Underwriters not a direct signatory hereto. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

XVI.

THIS AGREEMENT INCORPORATES THE ENTIRE UNDERSTANDING OF THE PARTIES AND (EXCEPT AS OTHERWISE PROVIDED HEREIN) SUPERSEDES ALL PREVIOUS AGREEMENTS, AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION OR CONDUCT IN CONNECTION HEREWITH, IS WAIVED.

XVII.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

XVIII.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Article XVIII: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

XIX.

This Agreement may be signed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transaction Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

***

UNDERWRITING AGREEMENT

September 16, 2020

Ally Financial Inc.

Ally Detroit Center

500 Woodward Ave., Floor

10 Detroit, Michigan 48226

Dear Ladies and Gentlemen:

We (the “Underwriters”) understand that Ally Financial Inc., a Delaware corporation (the “Company”), proposes to issue and sell $750,000,000 aggregate principal amount of 1.450% Senior Notes due 2023 (the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and we agree to purchase the principal amounts of the Securities as set forth below opposite our names at 98.974% of their principal amount, and accrued interest, if any, from September 18, 2020, to the date of payment and delivery:

Name of Underwriter	Principal Amount of Securities
Citigroup Global Markets Inc.	$168,750,000
Deutsche Bank Securities Inc.	168,750,000
J.P. Morgan Securities LLC	168,750,000
RBC Capital Markets, LLC	168,750,000
Lloyds Securities Inc.	14,062,000
Raymond James & Associates, Inc.	14,062,000
Scotia Capital (USA) Inc.	14,063,000
U.S. Bancorp Investments, Inc.	14,063,000
American Veterans Group, PBC	3,750,000
Apto Partners, LLC	3,750,000
CastleOak Securities, L.P.	3,750,000
Drexel Hamilton, LLC	3,750,000
R. Seelaus & Co., LLC	3,750,000

Total	$750,000,000

The Underwriters will pay for such Securities upon delivery thereof at the offices of Orrick, Herrington & Sutcliffe, LLP, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m. (New York time) on September 18, 2020, or such later time not later than September 25, 2020, as shall be designated by the Representative (the “Closing Date”).

The Securities shall have the terms set forth in the Company’s Prospectus Supplement dated September 16, 2020, related to the Securities and the Prospectus dated November 21, 2019, and the term sheet related to the Securities attached hereto as Schedule I. The File No. of the Registration Statement relating to the Securities is 333-234810.

“Applicable Time” shall mean 3:05 p.m. Eastern Time on the date of this Underwriting Agreement.

“Disclosure Package” shall mean the Preliminary Prospectus Supplement dated September 16, 2020, related to the Securities together with the Permitted Free Writing Prospectus (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto.

All the provisions contained in the document entitled Underwriting Agreement Standard Provisions (Debt Securities) dated September 16, 2020, a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term “Representative” as used therein, for purposes of this Agreement, means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC.

[Signature pages follow]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours,

On behalf of itself and the other
Underwriters named heretofore

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

By:	/s/ Lourdes Fisher
Name: Lourdes Fisher
Title: Managing Director

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

[Signature Page to Underwriting Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Saurabh Monga
Name: Saurabh Monga
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date first written above,

ALLY FINANCIAL INC.

By:	/s/ Bradley J. Brown
Name: Bradley J. Brown
Title: Corporate Treasurer

[Signature Page to Underwriting Agreement]

SCHEDULE I

Term Sheet

Term Sheet dated September 16, 2020

1.450% Senior Notes due 2023

Issuer:	Ally Financial Inc. (“Ally”)

Expected Ratings*:	BBB- (Negative Outlook) / BBB- (Negative Outlook) (S&P / Fitch)

Title of Securities:	1.450% Senior Notes due 2023 (the “Notes”)

Legal Format:	SEC Registered

Trade Date:	September 16, 2020

Settlement Date:	September 18, 2020 (T+2)

Final Maturity Date:	October 2, 2023

Aggregate Principal Amount:	$750,000,000

Gross Proceeds:	$745,305,000

Underwriting Discount:	0.400%

Net Proceeds to Ally before Estimated Expenses:	$742,305,000

Coupon:	1.450%

Issue Price:	99.374%

Benchmark Treasury:	0.125% due September 15, 2023

Benchmark Treasury Yield:	0.162%

Spread to Benchmark Treasury:	150 bps

Yield to Maturity:	1.662%

Interest Payment Dates:	Semi-annually, in arrears on April 2 and October 2 of each year, until maturity, commencing April 2, 2021

Optional Redemption:	The notes will be redeemable at Ally’s option, in whole or in part, at any time or from time to time, on or after March 17, 2021 (180 days from September 18, 2020) (or, if additional notes are issued thereafter, beginning 180 days after the issue date of such additional notes) and prior to September 2, 2023 (30 days prior to the maturity date) at a redemption price, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date, equal to the greater of:

•  100% of the aggregate principal amount of the notes being redeemed on that redemption date; and

•  the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if the notes to be redeemed matured on September 2, 2023 (30 days prior to the maturity date) (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the prospectus supplement) plus 25 basis points.

On and after September 2, 2023 (30 days prior to the maturity date), the notes will be redeemable, in whole or in part, at any time and from time to time, at Ally’s option at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Day Count Convention:	30/360; Unadjusted, Following Business Day convention

Business Days:	New York

CUSIP/ISIN Numbers:	CUSIP: 02005N BL3 ISIN: US02005NBL38

Joint Book-Running Managers:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC

Co-Managers:

Lloyds Securities Inc.

Raymond James & Associates, Inc.

Scotia Capital (USA) Inc.

U.S. Bancorp Investments, Inc.

American Veterans Group, PBC

Apto Partners, LLC

CastleOak Securities, L.P.

Drexel Hamilton, LLC

R. Seelaus & Co., LLC

Denominations:	$2,000 x $1,000

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, J.P. Morgan Securities LLC collect at 1-212-834-4533 or RBC Capital Markets, LLC toll-free at 1-866-375-6829.

This communication should be read in conjunction with the preliminary prospectus supplement and the accompanying prospectus for the Notes. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus for the Notes to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

SCHEDULE II

Permitted Free Writing Prospectus

The Term Sheet Included in Schedule I Hereto Relating to the 1.450% Senior Notes due 2023.

EXHIBIT A

FORM OF OPINION OF COUNSEL OF THE COMPANY

Based upon and subject to the foregoing and to the further limitations and qualifications set forth below, I am of the opinion that:

1.

The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the offer and sale of the Securities, will not constitute a violation of, or a breach or default under, the terms of any Applicable Contract.

2.	The Company has taken all corporate action necessary to authorize the offer and sale of the Securities and to execute, deliver and perform all of its obligations under the Underwriting Agreement.

3.	Each of the Underwriting Agreement, the Indenture and the Securities to which it is a party has been duly authorized, executed and delivered by the Company.

A-1

EXHIBIT B

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP,

COUNSEL TO THE COMPANY

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

2. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

3. The Securities have been duly authorized by the Company and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law or (y) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Securities and the Underwriting Agreement (collectively, the “Documents”) will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware provided that we express no opinion as to federal or state securities laws or (ii) the certificate of incorporation or by-laws of the Company.

B-1

7. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the captions “Description of Senior Notes” and “Description of Notes” insofar as they summarize provisions of the Indenture and the Securities. In our opinion, such statements fairly summarize these provisions in all material respects.

The statements included in the Prospectus under the caption “U.S. Federal Income Tax Consequences” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

(i)

the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)

on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)

at 3:05 p.m. Eastern Time on September 16, 2020, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)

the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-2